UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into A Material Definitive Agreement.

TMR Stock Purchase

On October 30, 2018, RenaissanceRe Holdings Ltd. (“RenaissanceRe” or the “Company”) entered into a Stock Purchase Agreement (the “TMR Stock Purchase Agreement”), by and among RenaissanceRe, Tokio Marine & Nichido Fire Insurance Co., Ltd. (“Tokio”), and, solely with respect to Section 5.14 and Article XI thereof, Tokio Marine Holdings, Inc. (the “Tokio Parent”). The TMR Stock Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, at the closing of the transaction, RenaissanceRe will cause its wholly owned subsidiary, RenaissanceRe Specialty Holdings (UK) Limited (the “Acquiring Entity”), to purchase all of the share capital of Tokio Millennium Re AG (“TMR AG”) and Tokio Millennium Re (UK) Limited (“TMR UK” and, together with TMR AG and their respective subsidiaries, the “TMR Group”) for the aggregate consideration set forth in the TMR Stock Purchase Agreement (the “TMR Stock Purchase”).

The aggregate consideration for the TMR Stock Purchase consists of: (i) an amount in cash equal to the product of (x) the closing tangible book value of the TMR Group (calculated as set forth in the TMR Stock Purchase Agreement) prior to taking into account the pre-closing dividend (if any) (as described in the paragraph below) and the amounts payable to Tokio at the closing under the Reserve Development Agreement and Third Party Capital Agreement (as defined in the TMR Stock Purchase Agreement) (the “ADC/TPC Amount”) and (y) 1.02, less an amount equal to the sum of (1) the amount of the pre-closing dividend (if any), and (2) the ADC/TPC Amount, plus solely in the event the 30 trading day volume-weighted average closing RenaissanceRe share price (the “Closing RenaissanceRe Share Price”) is less than or equal to $128.37 (the “Signing RenaissanceRe Share Price”), the amount by which (A) $250 million exceeds (B) the product of (I) the RenRe Share Amount (as defined below) and (II) the Closing RenaissanceRe Share Price; and (ii) a number of Common Shares of RenaissanceRe equal to (a) if the Closing RenaissanceRe Share Price is less than or equal to the Signing RenaissanceRe Share Price, an amount equal to the quotient obtained by dividing (1) $250 million by (2) the Signing RenaissanceRe Share Price, or (b) if the Signing RenaissanceRe Share Price is less than the Closing RenaissanceRe Share Price, an amount equal to the quotient obtained by dividing (1) $250 million by (2) the Closing RenaissanceRe Share Price, in either case of clause (a) or (b), rounded down to the nearest whole number (the “RenRe Share Amount”).

Under the terms of the TMR Stock Purchase Agreement, Tokio will use its reasonable best efforts to cause TMR AG and/or TMR UK to, subject to regulatory approvals, pay to Tokio, prior to closing, one or more dividends in an aggregate amount equal to $275 million (or a lesser amount as mutually agreed by RenaissanceRe and Tokio), provided that Tokio shall use its reasonable best efforts to maximize the amount of such dividend in an amount up to $500 million (or a lesser amount as mutually agreed by RenaissanceRe and Tokio).

The board of directors of RenaissanceRe has unanimously determined that the TMR Stock Purchase is advisable and fair to, and in the best interests of, RenaissanceRe.

Each of the parties has made customary representations and warranties in the TMR Stock Purchase Agreement and each of the parties has agreed to certain covenants and agreements, including for the TMR Group to conduct its operations in the ordinary course of business during the period between the execution of the TMR Stock Purchase Agreement and the closing of the TMR Stock Purchase.

From and after the closing for a period of two years, Tokio Parent has agreed not to engage in or operate any entity or business division that is primarily engaged in the business of the TMR Group, subject to certain exclusions, including, without limitation, related to reinsurance pools or schemes supported, administered, funded or required to be entered into by governmental authorities.

The consummation of the TMR Stock Purchase is conditioned, among other things, on, with respect to Tokio, (i) the absence of governmental orders preventing the consummation of the TMR Stock Purchase, (ii) the receipt of certain regulatory approvals, (iii) the bring-down of representations and warranties and performance of the Company’s covenants, (iv) delivery of the closing deliverables and (v) listing of the Common Shares of RenaissanceRe issued to Tokio under the TMR Stock Purchase Agreement on the New York Stock Exchange; and with respect to RenaissanceRe, (a) the absence of governmental orders preventing the consummation, (b) the receipt of certain regulatory approvals, (c) the bring-down of representations and warranties and performance of Tokio’s covenants, (d) delivery of the closing deliverables, (e) the absence of a material adverse effect on TMR AG and TMR UK and (f) termination of certain intercompany agreements.

In connection with the TMR Stock Purchase Agreement, Tokio, TMR AG and TMR UK have agreed to enter into an Reserve Development Agreement at the closing whereby TMR AG and TMR UK will agree to cede to Tokio, and Tokio will agree to indemnify and reimburse TMR AG and TMR UK for, substantially all of TMR AG and TMR UK’s adverse development on stated reserves at time of Closing including unearned premium reserves, subject to the terms and conditions of the Reserve Development Agreement.

The TMR Stock Purchase Agreement may only be terminated upon mutual agreement, at the outside date (including a potential extension for regulatory approvals), in the event of the issuance of a final governmental order prohibiting the consummation of the transactions or an incurable or uncured breach of the representations, warranties or covenants by either party such that would result in a failure of that party’s conditions to closing.

Consummation of the transactions contemplated by the TMR Stock Purchase Agreement is not subject to any financing condition. There is no termination or reverse termination fee in connection with the TMR Stock Purchase Agreement.

The TMR Stock Purchase is expected to close in the first half of 2019, subject to the closing conditions described above and contained in the TMR Stock Purchase Agreement.

The foregoing summary of the TMR Stock Purchase Agreement is qualified in its entirety by the full text of the TMR Stock Purchase Agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

The TMR Stock Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about RenaissanceRe, Tokio, TMR AG, TMR UK or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the TMR Stock Purchase Agreement were made only for purposes of the TMR Stock Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the TMR Stock Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the TMR Stock Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the TMR Stock Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the TMR Stock Purchase Agreement, which subsequent information may or may not be fully reflected in RenaissanceRe’s public disclosures.

State Farm Investment Agreement

Concurrent with entry into the TMR Stock Purchase Agreement, RenaissanceRe entered into an Investment Agreement (the “State Farm Investment Agreement”) by and between RenaissanceRe and State Farm Mutual Automobile Insurance Company (“State Farm”). Pursuant to the State Farm Investment Agreement, State Farm has agreed, subject to the terms and conditions therein, to purchase 1,947,496 Common Shares of RenaissanceRe in exchange for $250 million (the “State Farm Stock Purchase”) in a private placement. Each of the parties has made customary representations and warranties in the State Farm Investment Agreement. The State Farm Stock Purchase is expected to close in the fourth quarter of 2018, subject to the expiration of the waiting period under the Hart-Scott-Rodino Act. The closing of the State Farm Stock Purchase is not conditioned on the closing of the TMR Stock Purchase.

The foregoing summary of the State Farm Investment Agreement is qualified in its entirety by the full text of the State Farm Investment Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Registration Rights Agreements

In connection with each of the TMR Stock Purchase Agreement and the State Farm Investment Agreement, RenaissanceRe is party to registration rights agreements with each of Tokio and State Farm (the “Tokio Registration Rights Agreement” and the “State Farm Registration Rights Agreement” and collectively the “Registration Rights Agreements”) relating to the Common Shares of RenaissanceRe issued to such parties in the transaction described above.

Under the Registration Rights Agreements, RenaissanceRe will be obligated to file a shelf registration statement for each of Tokio and State Farm no later than (a) ten (10) days, in the case of an automatic shelf registration, and (b) sixty (60) days, in the case of a shelf registration statement other than an automatic shelf registration, prior to the one year anniversary of the closing date of each of the TMR Stock Purchase and State Farm Stock Purchase, respectively, providing for the resale of such securities from time to time. Under the Registration Rights Agreements, each of Tokio and State Farm will also each be entitled to up to two (2) demand registrations (subject to certain minimum offering requirements) and customary piggy back registration rights, subject to customary black-out periods. The Registration Rights Agreements also restrict the transfer of shares in RenaissanceRe by Tokio and State Farm and their respective controlled affiliates for twelve (12) months after the closing of the TMR Stock Purchase and State Farm Stock Purchase, respectively, subject to certain exceptions.

As part of the Registration Rights Agreements, each of Tokio and State Farm will agree to a customary standstill whereby each agrees not to acquire or offer to acquire beneficial ownership of RenaissanceRe shares or otherwise seek or propose to influence management of RenaissanceRe, among other restrictions.

The Registration Rights Agreements will each last until each of Tokio or State Farm, respectively, no longer own shares, or, if earlier, for a term of three (3) years from the effective date of the shelf registration statement.

The foregoing summary of the Tokio Registration Rights Agreement is qualified in its entirety by the full text of the Tokio Registration Rights, which is attached hereto as Exhibit 10.2, and is incorporated by reference herein. The foregoing summary of the State Farm Registration Rights Agreement is qualified in its entirety by the full text of the State Farm Registration Rights Agreement, which is attached hereto as Exhibit 10.3, and is incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities

The consideration to be issued pursuant to the State Farm Purchase Agreement and a portion of the consideration to be issued pursuant to the TMR Stock Purchase Agreement, each as described in Item 1.01 of this report, which description is incorporated by reference into this Item 3.02, will consist of unregistered Common Shares. Such shares will be issued in a private placement exempt from registration under 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering,” as defined in Section 4(2) of the Securities Act, and other applicable requirements will be met.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1*	Stock Purchase Agreement, dated October 30, 2018, by and among RenaissanceRe Holdings Ltd., Tokio Marine & Nichido Fire Insurance Co. Ltd. and Tokio Marine Holdings, Inc. solely with respect to Section 5.14 and Article XI thereto with certain Exhibits thereto

10.1	Investment Agreement, dated October 30, 2018, by and between RenaissanceRe Holdings Ltd. and State Farm Mutual Automobile Insurance

10.2	Registration Rights Agreement, dated October 30, 2018, by and between RenaissanceRe Holdings Ltd. and Tokio Marine & Nichido Fire Insurance Co. Ltd

10.3	Registration Rights Agreement, dated October 30, 2018, by and between RenaissanceRe Holdings Ltd. and State Farm Mutual Automobile Insurance Co. Ltd.

* Certain schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

Cautionary Statement Regarding Forward Looking Statements

Any forward-looking statements made in this Form 8-K reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the failure to obtain regulatory approvals or satisfy other conditions to completion of the proposed TMR Stock Purchase; risks that the TMR Stock Purchase disrupts or distracts from current plans and operations; the ability to recognize the benefits of the TMR Stock Purchase; the amount of the costs, fees, expenses and charges related to the TMR Stock Purchase; the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in the Company’s joint ventures or other entities the Company manages; the effect of emerging claims and coverage issues; continued soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine the impairments taken on investments; the effect of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industry; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Cooperation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: November 5, 2018	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	Senior Vice President, Group General Counsel & Corporate Secretary